EXHIBIT 99.1

DIRECTOR RESIGNATION LETTER

SIK Siu Kwan 22/F 200 Gloucester Road Wanchai Hong Kong

(By Email and by Post)

13 June 2011

Duoyuan Printing, Inc.  (the “Company”)
No. 3 Jinyuan Road
Daxing Industrial Development Zone
Beijing, 102600
PRC

Attention: Board of Directors

Dear Sirs,

I hereby tender my resignation as Independent Non-executive Director and Audit Committee Member of the Company with immediate effect.